UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 5, 2009

HITOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-103986	98-0384073
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

13221 Redmond Way

Redmond, WA 98052

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (206) 245-5533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Report

On January 5, 2009, the Company’s independent accountant informed management that financial statements prepared following the Company’s merger with Nano-Jet Corporation had been incorrectly accounted for as a purchase.  Registrant immediately commenced preparation of amendments to the effected reports, which would contain the revised financials upon which the public could rely.  Registrant and its auditors also discussed the preparation and filing of this Form 8-K.  Following is a list of quarterly and annual reports which will be amended and refiled:

Quarterly report for period ended September 30, 2006

Annual report for period ended December 31, 2006

Quarterly report for period ended March 31, 2007

Quarterly report for period ended June 30, 2007

Quarterly report for period ended September 30, 2007

Annual report for period ended December 31, 2007

Quarterly report for period ended March 31, 2008

Quarterly report for period ended June 30, 2008

Quarterly report for period ended September 30, 2008

Registrant has instituted an amended internal procedure that requires two officers or directors, or a combination thereof, to approve and authorize the filing of any report to the Commission.

Thomas J. Harris was provided a copy of the disclosures made herein and was given the opportunity, no later than the day of filing this report on Form 8K, to review those disclosures and provide the Company with a letter stating whether or not he agrees with those disclosures.  The Company will file any letter received from Mr. Harris as an exhibit to an amended 8K within three days of receipt of such letter..

SIGNATURES

HITOR GROUP, INC.

Ken Martin, CEO